Exhibit 99.2

Marrone Bio Innovations Issues Shareholder Letter

DAVIS, Calif., March 23, 2021 — Marrone Bio Innovations, Inc. (NASDAQ: MBII) (“Marrone Bio”), an international leader in providing growers with sustainable bioprotection and plant health solutions to support global agricultural needs, today released a letter to shareholders from Chief Executive Officer, Kevin Helash.

Dear Shareholders,

Today, we’ve reported our fourth-quarter and full-year 2020 financial results, and I’m pleased to say that we have delivered on the three key commitments we have made to our shareholders:

●	One, we continue to grow our base business.
●	Two, we are closely managing our operating expenses.
●	And, three, we are bringing novel, efficacious ag biological products to the market.

Our results in 2020 are outstanding by any measure, and even more so in the face of the continuing constraints from the global pandemic. I truly believe that within the broader agriculture sector we are in the right place, at the right time, that MBI is just hitting its stride and the outlook for this Company in 2021 and beyond is compelling.

Let me elaborate.

We delivered our 10th consecutive quarter of increased revenues, with year-over-year growth of 31%, and a five-year revenue compound annual growth rate of 29%. We also delivered our ninth consecutive quarter of gross margins above 50%, with gross margins for the full year at 59.6%.

Our operating expenses have been lower in each of the last three quarters and for the full year. We ended 2020 with an operating expense ratio of 104%, a dramatic improvement from 150% for fiscal year 2019.

This combination of robust top line growth, continued strong margins and a flattening operating expense curve led to a 46% reduction in net loss for the year and a 31% improvement in Adjusted EBITDA. Operating cash mirrored these improvements, and by year-end we had seen a 25 percent drop in the use of cash.

From a commercial perspective, every piece of our business contributed to these results. Our foliar treatments in specialty crops – the heart of MBI historically – delivered more than 25% revenue growth year over year. Our BioUnite strategy continues to yield strong results, and we have new partnerships and product offerings coming to market that are poised to expand this part of our business.

We moved four products for crop health and crop nutrition out of our R&D pipeline and into the launch phase in 2020. They are now gaining traction with early market adoption, and have the potential to contribute meaningfully to sales. A fifth product is moving forward in 2021 – this one for crop protection - with introductory sales and expectations for greater long-term growth.

The acquisition of Pro Farm has been a driving force behind the additions to the products we sell, and to the regions where we operate. Our presence in the major row crops is one of the most significant changes we have made as an organization. We are well on track for this market to be more than half of our portfolio in 2023.

From a global perspective, 20% of our sales last year were in the major row crop producing areas of Europe and Latin America, up from 6% in 2019. This is a step change toward our goal of having a relatively even split in sales between North America and the rest of the world in 2023, and toward capturing the growth opportunity that comes with that diversification.

We continue to foresee a robust growth rate for the ag biological sector in the mid-teens, and believe MBI is uniquely positioned to outpace the market. While we remain focused on our existing platform, we believe it’s important for us to routinely evaluate opportunities for consolidation that would create significant, additional shareholder value, much as Pro Farm has done. However, we have very rigorous criteria: Any partnerships, mergers or acquisitions should immediately broaden our portfolio and expand our distribution network. We want to capture material synergies, and any acquisition must be accretive to earnings in the short term.

Our strategy is predicated on the demand for a more sustainable approach to agriculture. A commitment to protect the environment is critical to all of our key stakeholders, and we have embarked upon a full-scale review of our Environmental, Social and Governance (ESG) capabilities and metrics. We are in the midst of this work, and expect to publish a report later this year that will highlight not only what we have achieved, but where we can improve. Sustainability is a cornerstone of our mission and culture, and our objective is to be the recognized leader within the ag biologicals sector not only for growth, but for our commitment to the entire ESG culture throughout our organization.

As we wrap up the first quarter of 2021, we remain cautiously optimistic about the upcoming year. There are strong tailwinds in the agricultural sector, including very healthy grain prices, but we are also working hard to mitigate the headwinds from COVID-19 and the challenging start to the year in the United States from a weather perspective. With that being said, we see a path forward to delivering full-year revenue growth in the mid-20% range, with annual gross margins in the mid-50% range. Our goal is to hold operating expenses in line with 2020 levels, plus inflation.

We have a solid track record of revenue growth, margin expansion and, most recently, operating expense control from which we can accelerate our path to break-even and then to profitability. In addition, we have the strategy in place to advance our R&D pipeline and pursue short term accretive opportunities that will enhance our leadership position both in terms of size and scale, as well as bottom line performance.

All the best,

Kevin Helash

Chief Executive Officer

About Marrone Bio Innovations

Marrone Bio Innovations Inc. (NASDAQ: MBII) is a growth-oriented agricultural company leading the movement to a more sustainable world through the discovery, development and sale of innovative biological products for crop protection, crop health and crop nutrition. Our portfolio of 15 products help customers operate more sustainably while increasing their return on investment. The company’s commercial products are sold globally and supported by a robust portfolio of over 500 issued and pending patents. Its agricultural end markets include row crops; fruits and vegetables; trees, nuts and vines; and greenhouse production. The company’s research and development program use proprietary technologies to isolate and screen naturally occurring microorganisms and plant extracts to create new, sustainable solutions in agriculture.

Learn more about Marrone Bio Innovations at www.marronebio.com. We also use our investor relations website, https://investors.marronebio.com, as well as our corporate Twitter account, @Marronebio, as means of disclosing material non-public information, and encourage our investors and others to monitor and review the information we make public in these locations. Follow us on social media: Twitter, LinkedIn and Instagram.

Forward Looking Statements

This letter contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this letter regarding strategy, future operations and plans, including assumptions underlying such statements, are forward-looking statements, and should not be relied upon as representing the company’s views as of any subsequent date. Examples of such statements include financial guidance and other statements regarding the company’s future revenue growth, margins and other financial results; expansion of the company’s product portfolio; expectations regarding agricultural market trends; the results of the company’s ESG review; and the potential benefits of the company’s products. Such forward-looking statements are based on information available to the company as of the date of this release and involve a number of risks and uncertainties, some beyond the company’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including the recent uncertainty in the global economy and industry-specific economy caused by the COVID-19 pandemic, consumer, regulatory and other factors affecting demand for the company’s products, any difficulty in expanding the company’s sales and marketing infrastructure or marketing the company’s products in global markets, competition in the market for pest management products, lack of understanding of bio-based pest management products by customers and growers, and adverse actions by distributors, manufacturers, regulatory agencies and other relevant third parties. Additional information that could lead to material changes in the company’s performance is contained in its filings with the Securities and Exchange Commission. The company is under no obligation to, and expressly disclaims any responsibility to, update or alter forward-looking statements contained in this letter, whether as a result of new information, future events or otherwise.

Company Contact:

Clyde Montevirgen, VP of Business Development & Investor Relations
Telephone: 530-750-2800

info@marronebio.com

Investor Relations:

Lucas A. Zimmerman

Senior Vice President

MZ Group – MZ North America

Main: 949-259-4987

MBII@mzgroup.us